UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File Number)	20-2697511 (I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2018, the Board of Directors (the “Board”) of CF Industries Holdings, Inc. (the “Company”) elected Javed Ahmed to the Board effective immediately. In connection with Mr. Ahmed’s election to the Board, he has been appointed to serve as a member of the Corporate Governance and Nominating Committee of the Board.  Upon his election to the Board, as a non-employee director, Mr. Ahmed received a restricted stock grant under the Company’s 2014 Equity and Incentive Plan with a fair market value of $130,000. In addition, as a non-employee director, Mr. Ahmed is entitled to an annual cash retainer of $100,000, payable quarterly in advance, including $25,000 for the current quarterly period which began December 10. Mr. Ahmed has entered into the Company’s standard indemnification agreement for officers and directors, under which the Company is required to indemnify the director to the fullest extent permitted by the General Corporation Law of the State of Delaware in connection with any proceedings relating to the director being or having been a director of the Company and to advance any expenses incurred by the director in connection with such proceedings. A form of the Company’s standard indemnification agreement was filed as Exhibit 10.10 to Amendment No. 2 to the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission on July 20, 2005 (File No. 333-124949).

On December 12, 2018, the Company issued a press release regarding Mr. Ahmed’s election to the Board. The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

On December 13, 2018, the Compensation and Management Development Committee (the “Committee”) of the Board adopted the CF Industries Annual Incentive Plan (the “AIP”), effective for periods beginning on and after January 1, 2019.  Under the AIP, the Committee will be responsible for administering the annual cash incentive program for executive officers of the Company, including establishing the formula and performance targets upon which annual incentives bonuses for a performance year will be based, setting the executive officers’ target awards, and determining the level of satisfaction of the performance targets and the actual amount of the bonuses that will be paid to executive officers based upon the performance.  Payment under the AIP is made in cash no later than two and one-half months after the end of the performance year. To receive a payment, a participant generally must be employed on the last day of the performance year (subject to proration in the event of death, disability or retirement, or unless otherwise provided in a separate agreement conferring rights on a participant or otherwise determined by the Committee).

The foregoing summary is qualified in its entirety by reference to the full text of the AIP, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	CF Industries Annual Incentive Plan

99.1	Press release dated December 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2018	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
Douglas C. Barnard
Senior Vice President, General Counsel, and Secretary